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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

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                                      FORM 8-K

                      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                         OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 19, 2001
                                                   (March 15, 2001)


                                 UNITED STATIONERS INC.
                 (Exact name of Registrant as specified in charter)

          Delaware                    000-10653                  36-3141189
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
 of incorporation)                                           identification no.)

                              UNITED STATIONERS SUPPLY CO.
                   (Exact name of Registrant as specified in charter)

          Illinois                    33-59811                  36-2431718
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
 of incorporation)                                           identification no.)


       2200 East Golf Road                                    60016-1267
       Des Plaines, Illinois                                  (Zip Code)
(Address of Principal Executive Offices)


          Registrants' telephone number, including area code:  (847) 699-5000

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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.


ITEM 5.  OTHER EVENTS

     On March 15, 2001, United Stationers Inc. and its affiliates (collectively, the "Company"), announced today that based upon preliminary financial results for the two months ended February 28, 2001, the Company currently expects sales and earnings for the first quarter of 2001 to be below the Company's previously stated goals of 6 to 9% organic sales growth and 15% growth in earnings per share. Sales for the two months ended February 28, 2001 were up 8.4%, reflecting modest growth in the core business as well as contributions from recent acquisitions. As a result of continued investments in building its logistics and fulfillment business, The Order People, and softness in its core business, the Company expects earnings per share for the first quarter to be in the range of $0.59 to $0.63, compared with $0.69 in the prior-year first quarter.

ITEM 7.  EXHIBITS

Exhibit 99

            Press release issued by the Company on March 15, 2001.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   United Stationers Inc.
                                   United Stationers Supply Co.

Dated:     March 19, 2001          By:  /s/ Eileen A. Kamerick
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                                   Eileen A. Kamerick
                                   Executive Vice President
                                   and Chief Financial Officer